Exhibit 99.1
Immediate Release
Contact
Patrick Nolan
248.754.0884

BORGWARNER DECLARES QUARTERLY DIVIDEND

Auburn Hills, Michigan, February 5, 2026 – On February 4, 2026, the Board of Directors of BorgWarner Inc. (NYSE: BWA) declared a quarterly cash dividend of $0.17 per share of common stock. The dividend is payable on March 16, 2026, to stockholders of record on March 2, 2026.

For more than 130 years, BorgWarner has been a transformative global product leader bringing successful mobility innovation to market. With a focus on sustainability, we’re helping to build a cleaner, healthier, safer future for all.